Exhibit 99.1

Assertio Therapeutics Announces Strong Second-Quarter 2019 Results

-- Reports Total Company GAAP Net Sales of $57.2 million, Total Company Non-GAAP Net Sales of $59.3 million, including Commercialization Agreement Revenues of $31.0 million --

-- Drives Continued Improvement in Operating Efficiencies as the Company
Executes on its Ongoing Transformation --

-- Confirms 2019 Earnings Guidance Range and Adjusts Neurology Franchise Net Sales Guidance --

-- Continues to Reduce Senior Secured Debt --

Lake Forest, Ill., August 7, 2019 - Assertio Therapeutics, Inc. (NASDAQ: ASRT) today reported financial results for the quarter ended June 30, 2019 and provided an update on its business performance and strategic initiatives.

Second-Quarter Financial Highlights:
(unaudited)

	Second Quarter 2019
(in millions, except earnings per share)	GAAP	Non-GAAP(1)
Total Revenues	$57.2	$59.3
Net Income/(Loss)	$(13.6)	$18.5
Earnings/(Loss) Per Share	$(0.21)	$0.25
Adjusted EBITDA	-	$36.7

(1) All non-GAAP measures included in this earnings release are reconciled to the corresponding GAAP measures in the schedules attached.

“We continue to make steady progress toward building a leading diversified biopharmaceutical business as we deliver strong results and de-lever our balance sheet,” said Arthur Higgins, President and CEO of Assertio. “We remain focused on improving our financial position as we pursue business development opportunities across a range of new therapeutic areas.”

Second Quarter Business Highlights:

•
Neurology Franchise Net Sales: Gralise net sales in the second quarter were $17.8 million, primarily due to favorable year-over-year gross to net reflecting payor mix. In August, the Company executed an agreement that provides expanded access for Gralise through new coverage with one of the top three Medicare Part-D insurers, representing more than 6 million lives. Obtaining expanded Medicare Part-D access is important for Gralise as a majority of patients with postherpetic neuralgia are more than 65 years old. In the second quarter, Zipsor net sales were $1.5 million, adversely impacted by short-dated product sales returns; however, underlying prescription demand for Zipsor continues to grow double digits year-over-year. CAMBIA net sales in the second quarter were $6.8 million, primarily due to unfavorable year-over-year gross to net reflecting payor mix. Underlying prescription demand for CAMBIA increased mid single digits year-over-year.

•
Debt Reduction and Cash Position: As of August 7, 2019, the Company has made scheduled principal repayments of $100.0 million in 2019, reducing the Company’s senior secured debt to $182.5 million. The Company will make an additional $20 million principal payment before year end, reducing senior secured debt to $162.5 million. As of June 30, 2019, the Company had cash and cash equivalents and short-term investments of $75.5 million.

•
One-Year Anniversary of Headquarters Relocation, Reincorporation and Name Change to Assertio Therapeutics, Inc.: Approximately one year ago, the Company completed its reincorporation from California to Delaware and changed its name from “Depomed, Inc.” to “Assertio Therapeutics, Inc.” In connection with the reincorporation and name change, the Company’s common stock began trading under a new ticker symbol “ASRT.” The Company also completed the relocation of its corporate headquarters from Newark, CA, to Lake Forest, IL.

Revenue Summary:
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Product sales, net
Gralise	$17,800	$13,815	$31,078	$28,642
CAMBIA	6,758	8,089	15,566	14,505
Zipsor	1,524	3,988	5,755	8,734
Total neurology product sales, net	26,082	25,892	52,399	51,881

NUCYNTA products	(163)	626	(101)	18,771
Lazanda	18	320	89	540
Total product sales, net	25,937	26,838	52,387	71,192

Commercialization agreement:
Commercialization rights and facilitation services	31,003	31,179	61,859	59,274
Revenue from transfer of inventory	—	—	—	55,705
Royalties and Milestone Revenue	263	5,257	886	5,507

Total revenues	$57,203	$63,274	$115,132	$191,678

2019 Financial Guidance:
The Company is confirming its previous 2019 earnings guidance range and adjusting its Neurology Franchise net sales guidance to low-single digits, reflecting the adverse impact of Zipsor short-dated product sales returns.

	Prior 2019 Guidance	Current 2019 Guidance
Neurology Franchise Net Sales	Low to Mid-Single Digit Growth	Low-Single Digit Growth
GAAP Net Loss(1)	($68) to ($58) million	($68) to ($58) million
Non-GAAP Adjusted EBITDA(1)(2)	$118 to $128 million	$118 to $128 million
(1) Guidance includes $2.8 million of non-cash Collegium warrant related income and excludes any future warrant mark-to-market adjustments, which cannot be estimated.
(2) Guidance excludes any Collegium warrant mark-to-market adjustments.

Conference Call and Webcast:
Assertio will host a conference call today, Wednesday, August 7, 2019 beginning at 4:30 p.m. ET to discuss its results. This event can be accessed in three ways:

•	From the Assertio website: http://investor.assertiotx.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

•	By telephone: Participants can access the call by dialing (877) 550-3745 (United States) or (281) 973-6277 (International) referencing Conference ID 7769879.

•	By replay: A replay of the webcast will be located under the Investor Relations section of Assertio’s website approximately two hours after the conclusion of the live call.

About Assertio Therapeutics, Inc.
Assertio Therapeutics is committed to providing responsible solutions to advance patient care in the Company’s core areas of neurology, orphan and specialty medicines. Assertio currently markets three FDA-approved products and continues to identify, license and develop new products that offer enhanced options for patients that may be under served by existing therapies. To learn more about Assertio, visit www.assertiotx.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This news release contains forward-looking statements. These statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks related to regulatory approval and clinical development of long-acting cosyntropin, expectations regarding royalties to be received based on sales of NUCYNTA and NUCYNTA ER, expectations regarding potential business opportunities and other risks outlined in the Company’s public filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All information provided in this news release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

Investor and Media Contact:
John B. Thomas
Senior Vice President, Investor Relations and Corporate Communications
jthomas@assertiotx.com

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP revenue, non-GAAP adjusted earnings, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted EBITDA and other non-GAAP financial measures as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations, including the related tax effect. Specified items include non-cash adjustment to Collegium agreement revenue and cost of sales, release of NUCYNTA and Lazanda sales reserves for products the Company is no longer selling, interest income, interest expense, amortization, acquired in-process research and development and non-cash adjustments related to product acquisitions, stock-based compensation expense, non-cash interest expense related to debt, depreciation, taxes, transaction costs, CEO transition, restructuring costs, adjustments to net sales related to reserves recorded prior to the Company’s exit of opioid commercialization activities, legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the company’s historical commercialization of opioid products, certain types of legal settlements, disputes, fees and costs, and to adjust for the tax effect related to each of the non-GAAP adjustments.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Product sales, net	$25,937	$26,838	$52,387	$71,192
Commercialization agreement, net	31,003	31,179	61,859	114,979
Royalties and milestones	263	5,257	886	5,507
Total revenues	57,203	63,274	115,132	191,678
Costs and expenses:
Cost of sales (excluding amortization of intangible assets)	2,124	2,753	4,699	14,797
Research and development expenses	1,263	2,180	3,056	3,708
Selling, general and administrative expenses	24,755	31,308	49,800	60,341
Amortization of intangible assets	25,443	25,444	50,887	50,888
Restructuring charges	—	5,814	—	14,831
Total costs and expenses	53,585	67,499	108,442	144,565
Income (loss) from operations	3,618	(4,225)	6,690	47,113
Other (expense) income:
Interest expense	(14,842)	(17,010)	(31,396)	(35,078)
Other (expense) income, net	(1,240)	67	(1,849)	296
Total other expense	(16,082)	(16,943)	(33,245)	(34,782)
Net (loss) income before income taxes	(12,464)	(21,168)	(26,555)	12,331
Income taxes (expense) benefit	(1,141)	120	(1,351)	445
Net (loss) income	$(13,605)	$(21,048)	$(27,906)	$12,776
Basic net (loss) income per share	(0.21)	(0.33)	(0.43)	0.20
Diluted net (loss) income per share	(0.21)	(0.33)	(0.43)	0.20
Shares used in computing basic net (loss) income per share	64,480	63,719	64,405	63,611
Shares used in computing diluted net (loss) income per share	64,480	63,719	64,405	64,107

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$68,348	$110,949
Short-term investments	7,114	—
Accounts receivable, net	34,311	37,211
Inventories, net	3,005	3,396
Prepaid and other current assets	26,231	56,551
Total current assets	139,009	208,107
Property and equipment, net	13,050	13,064
Intangible assets, net	641,212	692,099
Investments	8,589	11,784
Other long-term assets	11,014	7,812
Total assets	$812,874	$932,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,188	$6,138
Accrued rebates, returns and discounts	63,808	75,759
Accrued liabilities	19,648	31,361
Current portion of Senior Notes	80,000	120,000
Interest payable	9,194	11,645
Other current liabilities	2,100	1,133
Total current liabilities	176,938	246,036
Contingent consideration liability	953	1,038
Senior Notes	117,527	158,309
Convertible Notes	297,550	287,798
Other long-term liabilities	22,467	19,350
Total liabilities	615,435	712,531
Commitments and contingencies
Shareholders’ equity:
Common stock	6	6
Additional paid-in capital	407,944	402,934
Accumulated deficit	(210,506)	(182,600)
Accumulated other comprehensive loss	(5)	(5)
Total shareholders’ equity	197,439	220,335
Total liabilities and shareholders' equity	$812,874	$932,866

Exhibit 99.1

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net (loss)/income	$(13,605)	$(21,048)	$(27,906)	$12,776
Commercialization agreement revenues (1)	1,933	3,198	3,863	(49,288)
Commercialization agreement cost of sales (2)	—	—	—	6,200
NUCYNTA sales reserve (3)	—	—	—	(10,711)
NUCYNTA and Lazanda revenue reserves (4)	145	(946)	12	(1,166)
Expenses for opioid-related litigation, investigations and regulations (5)	2,350	2,220	4,850	3,047
Intangible amortization related to product acquisitions	25,443	25,444	50,887	50,888
Contingent consideration related to product acquisitions	(142)	(260)	(142)	(462)
Stock-based compensation	2,634	2,970	5,336	4,946
Interest and other income	(172)	(70)	(673)	(164)
Interest expense	14,842	17,010	31,396	35,078
Depreciation	279	1,454	616	2,929
Income taxes (expense) benefit	1,141	(120)	1,351	(445)
Restructuring and related costs (6)	—	6,974	—	15,299
Other costs	—	(31)	—	178
Fair value for warrants	1,848	—	3,477	—
Non-GAAP adjusted EBITDA	$36,696	$36,795	$73,067	$69,105

(1) For the period from January 8, 2018 through November 8, 2018, the adjustment relates to the non-cash value assigned to inventory transferred to Collegium. As of the date of the Commercialization Amendment, on November 8, 2018, the Company ceased recognition of fixed revenues and began the recognition of variable revenues when they become due beginning in January 2019. The adjustment for the three and six months ended June 30, 2019 relates to non-cash expense for third-party royalties, which are expected to have no net impact for the full year period, as well as the amortization of the contract asset.

(2) Represents the cash received for inventory transferred to Collegium at the commencement of the Commercialization Agreement.

(3) Represents a $12.5 million benefit related to the release of sales reserves for which the Company is no longer financially responsible, net of $1.8 million in royalties payable to a third party during the three months ended March 31, 2018.

(4) Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing.

(5) Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.

(6) Restructuring and other costs represents non-recurring costs associated with the Company’s restructuring, reincorporation, headquarters relocation and CEO transition.

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net (loss)/income	$(13,605)	$(21,048)	$(27,906)	$12,776
Commercialization agreement revenues (1)	1,933	3,198	3,863	(49,288)
Commercialization agreement cost of sales (2)	—	—	—	6,200
Nucynta sales reserve (3)	—	—	—	(10,711)
Non-cash interest expense on debt	6,056	5,390	12,220	10,808
Nucynta and Lazanda revenue reserves (4)	145	(946)	12	(1,166)
Expenses for opioid-related litigation, investigations and regulations (5)	2,350	2,220	4,850	3,047
Intangible amortization related to product acquisitions	25,443	25,444	50,887	50,888
Contingent consideration related to product acquisitions	(142)	(260)	(142)	(462)
Stock-based compensation	2,634	2,970	5,336	4,946
Restructuring and related costs (6)	—	6,974	—	15,304
Other costs	—	(31)	(332)	178
Fair value for warrants	1,848	—	3,477	—
Income tax effect of non-GAAP adjustments (7)	(8,124)	(9,067)	(16,163)	(5,623)
Non-GAAP adjusted earnings	$18,538	$14,844	$36,102	$36,897
Add interest expense of convertible debt, net of tax (8)	1,703	1,703	3,406	3,406
Numerator	$20,241	$16,547	$39,508	$40,303
Shares used in calculation (8)	82,411	82,201	82,336	82,039
Non-GAAP adjusted diluted earnings per share	$0.25	$0.20	$0.48	$0.49

(1) For the period from January 8, 2018 through November 8, 2018, the adjustment relates to the non-cash value assigned to inventory transferred to Collegium. As of the date of the Commercialization Amendment, on November 8, 2018, the Company ceased recognition of fixed revenues and will begin recognition of variable revenues when they become due beginning in January 2019. The adjustment for the three and six months ended June 30, 2019 relates to non-cash expense for third-party royalties, which are expected to have no net impact for the full year period, as well as the amortization of the contract asset.

(2) Represents the cash received for inventory transferred to Collegium at the commencement of the Commercialization Agreement.

(3) Represents a $12.5 million benefit related to the release of sales reserves for which the Company is no longer financially responsible, net of $1.8 million in royalties payable to a third party during the three months ended March 31, 2018.

(4) Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing.

(5) Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.

(6) Restructuring and other costs represents non-recurring costs associated with the Company’s restructuring, reincorporation, headquarters relocation and CEO transition.

(7) Calculated by taking the pre-tax non-GAAP adjustments and applying the statutory tax rate.

(8) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO
NON-GAAP ADJUSTED EARNINGS PER SHARE
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

GAAP net (loss)/income per share	$(0.21)	$(0.33)	$(0.43)	$0.20
Conversion from basic shares to diluted shares	0.05	0.07	0.09	(0.05)
Commercialization agreement revenues	0.02	0.04	0.05	(0.60)
Commercialization agreement cost of sales	—	—	—	0.08
NUCYNTA sales reserve	—	—	—	(0.13)
Non-cash interest expense on debt	0.07	0.06	0.15	0.14
NUCYNTA and Lazanda revenue reserves	—	(0.01)	—	(0.01)
Expenses for opioid-related litigation, investigations and regulations	0.03	0.03	0.06	0.04
Intangible amortization related to product acquisitions	0.31	0.31	0.62	0.62
Contingent consideration related to product acquisitions	—	—	—	(0.01)
Stock based compensation	0.03	0.04	0.06	0.06
Restructuring and related costs	—	0.08	—	0.18
Change in fair value of warrants	0.02	—	0.04	—
Income tax effect of non-GAAP adjustments	(0.10)	(0.11)	(0.20)	(0.07)
Add interest expense of convertible debt, net of tax	0.03	0.02	0.04	0.04
Non-GAAP adjusted diluted earnings per share	$0.25	$0.20	$0.48	$0.49

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the three months ended June 30, 2019
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	$31,003	$25,937	$263	$2,124	$1,263	$24,755	$25,443	$(14,842)	$(1,240)	$(1,141)
Commercialization agreement revenues and cost of sales	1,933	—	—	—	—	—	—	—	—	—
NUCYNTA sales reserve	—	—	—	—	—	—	—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	6,056	—	—
NUCYNTA and Lazanda revenue reserves	—	145	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(2,350)	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—	—	(25,443)	—	—	—
Contingent consideration related to product acquisitions	—	—	—	—	—	142	—	—	—	—
Stock based compensation	—	—	—	(50)	(76)	(2,508)	—	—	—	—
Change in fair value of warrants	—	—	—	—	—	—	—	—	1,848	—
Other costs	—	—	—	—	—	—	—	—	—	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	(8,124)
Non-GAAP adjusted	$32,936	$26,082	$263	$2,074	$1,187	$20,039	$—	$(8,786)	$608	$(9,265)

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the six months ended June 30, 2019
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	$61,859	$52,387	$886	$4,699	$3,056	$49,800	$50,887	$(31,396)	$(1,849)	$(1,351)
Commercialization agreement revenues and cost of sales	3,863	—	—	—	—	—	—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	12,220	—	—
NUCYNTA and Lazanda revenue reserves	—	12	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(4,850)	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—	—	(50,887)	—	—	—
Contingent consideration related to product acquisitions	—	—	—	—	—	142	—	—	—	—
Stock based compensation	—	—	—	(50)	(349)	(4,937)	—	—	—	—
Change in fair value of warrants	—	—	—	—	—	—	—	—	3,477	—
Other costs	—	—	—	—	—	—	—	—	(332)	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	(16,163)
Non-GAAP adjusted	$65,722	$52,399	$886	$4,649	$2,707	$40,155	$—	$(19,176)	$1,296	$(17,514)

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the three months ended June 30, 2018
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Restructuring Charges	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	$31,179	$26,838	$5,257	$2,753	$2,180	$31,308	$5,814	$25,444	$(17,010)	$67	$120
Commercialization agreement revenues and cost of sales	3,198	—	—	—	—	—		—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	—	5,390	—	—
NUCYNTA and Lazanda revenue reserves	—	(946)	—	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(2,220)	—	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—	—	—	(25,444)	—	—	—
Contingent consideration related to product acquisitions	—	—	—	—	—	260	—	—	—	—	—
Stock based compensation	—	—	—	(16)	(14)	(2,940)	—	—	—	—	—
Restructuring and other costs	—	—	—	—	—	31	(6,974)	—	—	—	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	—	(9,067)
Non-GAAP adjusted	$34,377	$25,892	$5,257	$2,737	$2,166	$26,439	$(1,160)	$—	$(11,620)	$67	$(8,947)

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the six months ended June 30, 2018
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Restructuring Charges	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	114,979	71,192	5,507	14,797	3,708	60,341	14,831	50,888	(35,078)	296	445
Commercialization agreement revenues and cost of sales	(49,288)		—	(6,200)	—	—		—	—	—	—
NUCYNTA sales reserve	—	(10,711)	—	—	—	—	—	—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	—	10,808	—	—
NUCYNTA and Lazanda revenue reserves	—	(1,166)	—	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(3,047)	—	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—		—	(50,888)	—	—	—
Contingent consideration related to product acquisitions	—	—	—	—	—	462	—	—	—	—	—
Stock based compensation	—	—	—	(30)	(67)	(4,849)	—	—	—	—	—
Restructuring and other costs	—	—	—	—	—	(178)	(15,304)	—	—	—	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	—	(5,623)
Non-GAAP adjusted	65,691	59,315	5,507	8,567	3,641	52,729	(473)	—	(24,270)	296	(5,178)

SECOND-QUARTER RECONCILIATION OF GAAP to NON-GAAP REVENUES
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018(1)
Total revenues (GAAP basis)	$57.2	$63.3	$115.1	$191.7
Non-cash adjustment to commercialization agreement revenues(2)	2.1	2.2	3.9	(48.7)
Release of NUCYNTA sales reserves(3)	—	—	—	(12.5)
Total revenues (non-GAAP basis)	$59.3	$65.5	$119.0	$130.5

(1) Year-to-date 2018 total GAAP revenues include one-time items described in our quarterly report on Form 10-Q for the six months ended June 30, 2018.

(2) The adjustments for the three and six months ended June 30, 2019 relate to non-cash adjustments for third-party royalties, which were a net expense but are expected to have no net impact for the full year period, the amortization of the contract asset, and the impact of revenue adjustment estimates related to products that we are no longer commercializing. For the three months ended June 30, 2018 the adjustment relates to non-cash adjustments for third party royalties and for the six months ended June 30, 2018 the adjustment relates primarily to the non-cash value assigned to inventory transferred to Collegium.

(3) Represents a $12.5 million benefit related to the release of sales reserves for which the Company is no longer financially responsible.

FULL-YEAR 2019 NON-GAAP GUIDANCE RECONCILATION
(in millions)
(unaudited)

	Earnings (1)
	Low End	High End
GAAP	$(68)	$(58)
Specified Items(2)	$186	$186
Non-GAAP	$118	$128

(1) GAAP net income guidance refers to GAAP net income and non-GAAP earnings guidance refers to non-GAAP adjusted EBITDA.

(2) For purposes of this forward-looking reconciliation, a description of the categories of specified items included in this reconciliation are detailed in the tables above.

SENIOR SECURED NOTE COVENANT DISCLOSURES

The Company was in compliance with its covenants, including the Senior Secured Debt Leverage Ratio and Net Sales covenants, with respect to the Company’s senior secured notes as of June 30, 2019. Set forth below are additional disclosures that the Company is required to make in connection with the senior secured notes.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
For the Rolling Twelve Month Period Ended June 30, 2019
(in thousands)
(unaudited)

The below reconciliation is presented to disclose the calculation of Adjusted EBITDA (as defined in our senior secured notes) on a rolling 12 month basis to support covenant compliance in connection with our senior secured notes.

Twelve Month Period
Ended June 30, 2019
(unaudited)
GAAP net (loss)/income	$(3,774)
Commercialization agreement revenues (1)	27,987
Nucynta and Lazanda revenue reserves (2)	(384)
Expenses for opioid-related litigation, investigations and regulations (3)	9,700
Intangible amortization related to product acquisitions	101,773
Contingent consideration related to product acquisitions	(195)
Stock-based compensation	10,829
Purdue Litigation	(62,000)
Interest and other income	(1,706)
Interest expense	65,199
Depreciation	(382)
Income taxes (expense) benefit	2,863
Restructuring and related costs (4)	5,965
Other costs	(55)
Fair value for warrants	3,477
Adjusted EBITDA	$159,297

(1) The adjustment for the twelve months ended June 30, 2019 relates to non-cash expense for third-party royalties, which are expected to have no net impact for the full year period, as well as the amortization of the contract asset.

(2) Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing.

(3) Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.

(4) Restructuring and other costs represents non-recurring costs associated with the Company’s restructuring, reincorporation, headquarters relocation and CEO transition.

Additional Covenant Disclosures

Long-acting cosyntropin has not yet been launched for commercial sale and therefore no revenue in respect of this product was recognized by the Company as of June 30, 2019.

During the rolling twelve month period ended June 30, 2019, the Company collected $128.2 million in cash receipts, net of cash payments made, in connection with the Company’s Commercialization Agreement with Collegium.